Exhibit 99.1
The following is a transcript of a presentation that James DeBlasio, President and CEO of Internap Network Services Corporation, made at the Needham & Company Ninth Annual Growth Conference on January 11, 2007.
<<Greg Mesniaf, Analyst, Needham & Company>>
Good afternoon and welcome. I am Greg Mesniaf of Equity Telecom Research for Needham. It is my great pleasure to introduce Jim DeBlasio, the CEO of Internap Corporation, thanks.
<<Jim DeBlasio, CEO, Internap Corp. >>
Thanks Greg. And thanks everyone for joining us today. I am here today with Andrew Albrecht, our VP of Investor Relations and Business Development. And I would like to thank all of our shareholders and investors who are joining via webcast.
We will start with the Safe Harbor statement. We are in a quiet period. I will be holding a conference call in late February, February 28th I believe to review our Fourth Quarter results and our year results for the performance of ’06. Any questions that you may have that you should look up the 8-K and 10-K filings that we have or please refer them to Andrew Albrecht and myself.
Okay for those on the phone and the webcast. The chart up here right now shows our 2006 annual guidance and the progression of what we have talked about over the course of last year and it starts with February 28th when I first addressed the shareholders at the end of our fourth quarter and at that point I gave guidance of 5 to 7% revenue growth and said that margins would be in the mid to high 40% range. At that point, set adjusted EBITDA 16 to $19 million and capital expenditures for the year would be in the range of 10 to $12 million.
Back in February 28th. The progression takes you through November 6th when I reported out the results for the third quarter and you can see the change in guidance that occurred between February 28th and November 6th, quarter-to-quarter, not because through the numbers, but to show you that there has been a significant change in guidance to the upside in this company. From the first time I addressed all of you to now and that guidance is changed to revenue of 15% to 17% margins in the mid to high 40’s. EBITDA $24 to $26 million and capital expenditures $13.5 to $14.5 million for the entire year.
So what is taking place throughout the year, aside from the numbers going up. We had recorded profitability in Q1, Q2 and Q3 for the corporation for the first time in 10 years and our 10-year history had not been profitable. We have been focused on delivering on the results that we said we are going to deliver on and as a result we are, and we were, we quoted ourselves as “profitable Q1, Q2, and Q3”. And you can see what the guidance calls for going forward and a lot of things happen throughout the year as well. We have made significant investments in our infrastructure. We upgraded approximately one third of our IP network to 10G from 1G links and direct response to increase demand that we are seeing from our customers throughout the year.
That upgrade was scheduled for the second and third quarter, happy to report it is complete. The upgrade of one third of our IP network has taken place as we said. Also, we had a reverse stock split back in July of this past 2006. One for ten reverse, it took the volatility out of the stock and got back to a level of shares roughly in the 35 million share range. It got back to consistent level of shares; the reverse went over very well. The best thing we did is return to the NASDAQ and that took place in September, as we said we would, we turned to the NASDAQ. So a lot has happened in the company over the past year.
This conference, this was the first conference I spoke at when I took over the job as CEO of Internap, it was one year ago. I took over the job in November of ’05, this was my first conference. When I look around the room one year ago, I believe there were five or six people in the audience one year ago. I look around the room today and there are a lot of people in this room today and it is because we have delivered on what we said we were going to do. Our story has gotten better and people are interested in our story now, because we have done what we said we were going to do. It is not flashy, we are not about flash and about overhanging, overselling, we are about delivering on what we said we were going to do. Some people call it conservative, while it could be conservative in terms of our estimates to the street, call it what you want. I could tell you that for every bit of conservatism there, we are aggressive in our approach to the business and how we approach the operations of this business. We drive out cost, we drive down E to R ratios, we drive up revenue and approaching this business one day at a time and returning shareholder value.
All right, probably figured that out. Okay, so here is a view of our revenue mix. It is about 60% IP, 30% data centers and the rest are our CPE product, professional services and third party products. Over 2200 customers, 2235 to be exact and revenue for the third quarter as reported here was $45.9 million. Free cash flow is $7.8 million for the third quarter and adjusted EBITDA $6.1 million for the third quarter. And one of the things that we have been doing over the past here is generating significant cash and throwing off significant cash in the business because of the operations. We have driven down the E to R ratios; they were in ’05 approaching mid 40% range, expense per dollar of revenue and now throughout ’06 they are in the range of the low 30’s, 31% - 32% expense per dollar of revenue.
We drove the cost out while not driving productivity down. Productivity is actually up because we reinvested people and to other parts of the business that a customer is facing areas of the business and as a result, over 80% of the people we have in this business are customer facing people and these are folks who have direct contact with our customers and what we found is that our customers value not only our products but our people as well. It is our customer service, which is equally as important to our value proposition as our products and we have invested in that make sure a lot of our people are customer facing, so we have driven cost out we have moved people to more customer chasing roles, which is part of our value proposition.
We operate in 42 service points. We have a global footprint in US, while recently expanded in Toronto. We have a presence in the UK as well and as of the end of the third quarter 338 people onboard. If you look at that number of people, we were roughly 360 people about a year ago, while folks have come out of the business, they have been redeployed as well and we have seen a redeployment of people into the sales and marketing organizations and into the engineering organizations, the technical consulting groups or customer facing roles.
Okay, our value proposition, Internet, IP, performance management and optimization and how we accomplish this, we accomplish it as we saw on the chart before through our IP networks whether they are premise based or network based. Network based being through our PNAPs and premise based being through our FCP boxes. Our professional services as a leading edge to sell IP solutions, we have professional services teams that go out to the customers and understand their networks not with the intent of selling our products but with the intent of understanding their networks and providing a value add to the customers, what happens is our pro services teams go out there and then we get leads eventually in the form of either colocation or IP premise or network based solutions.
And then we have our customer service, network operation centers, 24/7 coverage in Atlanta, and Seattle, as well as our technical consultants around the globe. This is a view of our schematic on our Intelligent Routing. Our network base applications for IP. And you can see what we do and the value what we offer to our customers is 100% uptime. That’s our SLA, 100% uptime. No one else in the industry can offer that. And why do we offer that is because we send traffic, we route traffic over anywhere from five to eight networks simultaneously and we can do that because we have the patented software, our Miro Software, enables us to route the traffic, so if there is a detection of latency, packet loss in any one of the networks, our software re-routes the traffic over the fastest path to reduce latency to guarantee 100% up-time. This is monitored by our network operation centers.
Let me talk a little bit about our VitalStream acquisition. Our proxy is out and our shareholder meeting date has been set for February 20th. So the proxy is out to all of our shareholders. We will be receiving the votes back on that proxy from our shareholders and then have the shareholder meeting on the 20th of February. Let me talk a little about this and then we have a breakout right after this in the next room where we have one half hour for questions and discussion on any questions you may have with regard to this.
For some of the key points of the deal. Internap will issue approximately 11.9 million shares of common stock in respect of outstanding the VitalStream common shares. And this represents about 25% of our outstanding shares currently. Exchange ratio was set at .5132 Internap per VitalStream shares and based on the closing price of the transaction, October 11th is roughly valued at $217 million, the amount of the deal. And the acquisition is planned to close in the first quarter, February 20th is the shareholder date as I mentioned.
Some of the benefits of this acquisition. What we’re doing is building upon that which Internap has done well and that which we are experts in the field at. And that’s moving IP traffic across the Internet. Internet engineering is our core competency. That is the basis of what we do. Internet engineering, high performance Internet engineering, and we are taking that and overlaying on that the suite of products and services that VitalStream has to offer. We are moving up the stack in terms of what we’re offering our customers.
So why VitalStream? In discussions with our customers over the year, the past year, asking them a number of questions, how our performance has been, normal Customer satisfaction type questions, asking them as well, what else is it that you would want to buy from Internap. Remember we have a base of 2,235 customers. No one customer is greater that 2% of our revenue strength. Asking these customers, what else is it that you would want to buy from us? They have already made the decision in their minds to outsource that which is mission-critical to them and have us do it. We move their high performance mission critical IP.
The IP that generates revenue for our customers, the credit card information, billing information, revenue, the items that generate, that monetize the content over their network, they are allowing us to move it for them. That’s a big outsourcing decision and we’re delivering 100% on time. We’ve asked these customers, what else is it do you want us to deliver. The responses we are getting back, we’ve gotten back throughout the year, included media, video, audio, streaming, CDN caching and in short — ways to monetize content across the network. Add to that real time Ad insertion technology. Another way to monetize content. A lot of the customers that we have on our network have put a lot of subscribers on their network, and now they are looking for a way to monetize that and get revenue for that.
How do they do that? Ad insertion technology is the key to do that. Advertising people say that of every dollar spent in advertising, 80% is wasted and 20%’s a hit. The problem is no one knows; which 80% is the wasted part. Ad insertion technology helps to take that advertising dollar and focus it clearly in areas that maximize the amount of return. So if I’m in my office in Atlanta looking at a video stream and someone’s here in New York looking at the same video stream, I’ll get advertisements based on what my spending patterns are and where I live and you’ll get advertisements based on what your spending patterns are and where you live. And it focuses that dollar of spend and monetizes the content over the network.
That’s what it is all about. It’s about taking the CDN business and moving it to the next generation. Where is it heading. It’s heading video over IP and content monetization. You build that upon the network that we have, a colocation foundation and IP expertise in moving traffic over the network, network engineering, you build these applications over that, add them to it, you go further up the stack in gaining more and more of our current customer spend. Not to mention, new customers that we can attract.
My discussion so far has just been on our current 2,235 customers and what they’re asking us for and how I can leverage our current technology plus the VitalStream technology and suite of products to offer more to our customers solely on who has made the decision up till now to outsource. Add to that new technologies and new customers. You could just imagine the possibilities. VitalStream has about 800 customers. Add that to our 2,235, gives us a base of over 3000 customers. There’s a little bit of overlap. And the overlap is anywhere from 20 to 40 customers, call it 50. So that gives you a base of 3000 customers. The current base to work from and that’s size, and scale. And you can tell why I’m excited about it.
The VitalStream acquisition will likely accelerate growth rates and margins. And if you look at the numbers that were reported, publicly reported from VitalStream throughout their first two quarters or three quarters, you can see the margins that they generate and you can see the level of margins that will be at the smaller revenue stream, much smaller than the Internap’s overall level of revenue, you can do the math and figure out the accretive nature of the margins. So you put the two companies together what do you have? We have our expertise, Internap’s Colocation, Performance IP and Route Optimization services. You combine that with VitalStream, you have the building block of Colocation, Performance IP, Route and Network Optimization, Content Delivery Service, Streaming Services whether they are audio or video, Ad insertion technology, up the stack value, services that monetize content.
Quickly, we’re running out of time. Here’s a look at some of the customers. I want to get into the financials if I could. For those on the webcast, I’m flipping through some the charts, to give people a high-level view of that which I’m not covering since I’m running out of time. Let met get to the financial overview. First chart is revenue growth showing revenue over the past several years from 2002 to present. And then you see with the current guidance, the revenue levels for the year are in the range of 176.8 to 179.8 given our current guidance.
Okay. That’s compared to a level of in ’05 of 153.7. Adjusted EBITDA, once again the chart shows adjusted EBITDA from 2002 all the way through the estimates for 2006, then you can see the adjusted EBITDA, one of the points of references last year, where we had roughly $10 million, slightly over $10 million and adjusted EBITDA in total for the Corporation. And right now the guidance calls for adjusted EBITDA in the range of $24 million to $26 million. So significant improvement over the prior year driven by higher sales of course and driven by the cost improvements we have in the business.
The cost improvements in the business are sustainable, that’s the important thing, they are sustainable, and what I’ve told everyone throughout the year is that the goal here has been to drive sustained operating leverage in the business, processes that are going to follow through this year and so on, and its not me, its everybody in the business doing it. Everybody understands their target, everybody understands what their pieces of driving cost out of the business and that’s a group activity, I hold them accountable they deliver and they sustain, because they don’t forget, if I go somewhere, if I am out on a meeting, out at a conference they understand what their goals are. Every single person, break it down to the smallest pieces, give everyone a responsibility, hold them accountable and people rise to the challenge as the team at Internap has risen to the challenge and they have done some tremendously outstanding work throughout the year, and I am very, very pleased with what this team has accomplished.
Number of customers, at the end of the third quarter 2,235, adjusted gross profit for that revenue less the cost of sales, all of last year roughly $72 million after the third quarter $61 million, so adjusted gross profit is trending at a higher rate as well. And the balance sheet, 50 — roughly $54 million in cash, not much on here, not much debt, $9 million in debt, a very clean balance sheet and one that’s adding cash every quarter is tuned about $3 million to $4 million of cash added to balance sheet every quarter for the last two or three quarters. So we have been constantly adding cash to the balance sheet because of the operating performance of the business. Well, it gives us a great deal of leverage of what we can do going forward in terms of investment opportunities, in terms of just the strength of the balance sheet. Just all about given up on this clicker here by the way. How much time do I have left? Couple of minutes, why don’t we have any question we do...
<<Unidentified>>
Why don’t we reserve to the breakout session.
<<Unidentified>>
Okay. Thank you very much everyone, everyone of the webcast thank you, I appreciate your time.
END
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This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A variety of factors could cause Internap’s actual results to differ from the anticipated results expressed in such forward-looking statements. The transaction and the achievement of any anticipated benefits from the transaction are subject to significant risks and uncertainties. Many important factors that may affect Internap’s and the combined company’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; the ability to successfully integrate the operations of Internap and VitalStream; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to protect our intellectual property;

claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price. Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this transcript speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Additional Information Regarding the Transaction
Internap and VitalStream have filed with the Securities and Exchange Commission (“SEC”) a Joint Proxy Statement/Prospectus on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN INTERNAP AND VITALSTREAM ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNAP, VITALSTREAM AND THE TRANSACTION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap by writing to 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, Attention Investor Relations.
In addition, Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap is set forth in the proxy statement for Internap’s 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream is set forth in the proxy statement for VitalStream’s 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Information about the ownership of Internap and VitalStream securities by each company’s respective officers and directors is set forth in the Joint Proxy Statement/Prospectus filed with the SEC on January 12, 2007. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus.